                             Filed Under Rule 424 (b)(3)
                             Registration Statement No. 333-48415

   SUPPLEMENT NO. 15  TO PROSPECTUS DATED November 13, 1998
              (AS SUPPLEMENTED November 13, 1998)


AT&T CAPITAL CORPORATION


Medium Term Notes, Series F


Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)


Floating Rate Notes
-----------------------

Interest Rate Per Annum.......Float%

SETTLEMENT DATE:              1/11/99
INITIAL PAYMENT DATE:         4/11/99
MATURITY DATE:           01/11/2002
DAYCOUNT:                ACTUAL/360
INDEX:                   3 Month LIBOR + 1.75%
SOURCE:                  TELERATE PAGE 3750
RESET FREQUENCY:              Quarterly
PAYMENT FREQUENCY:       Quarterly
PAYMENT:                                Quarterly, Pays on
                         January 11th, April 11th, July 11th,
                         October 11th or next Good Business
                              Day of each Month. Commencing
4/11/99
INTEREST DETERMINATION:       Quarterly Reset, Paid
                              Quarterly - Source: Telerate p.
3750. 2 London
                              Business Days Prior to Each Reset
Date.
REDEMPTION:                   Non-Call Life
AMOUNT OF SALE:               $20,000,000.00
CUSIP NUMBER:            00206HK52

Date of Sale:            January 6, 1999